Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

GAMIDA CELL LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares	Other	6,334,455	2.21	$13,999,146	0.0000927	$1,297.72		F-3	333-253720	March 10, 2021	$6,793.41
	Total Offering Amounts					$13,999,146		$1,297.72
	Total Fees Previously Paid							—
	Total Fee Offsets							$6,793.41	(2)
	Net Fee Due							$—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 31, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	Gamida Cell Ltd.	F-3	333-253720	March 1, 2021	March 10, 2021	$6,793.41	Equity	Ordinary Shares, par value NIS 0.01 per share	N/A	$13,999,146	$6,793.41